Exhibit 99.1

   Cirrus Logic Reports First Quarter Financial Results for Fiscal Year 2006

     AUSTIN, Texas--(BUSINESS WIRE)--July 20, 2005--Cirrus Logic Inc. (Nasdaq:CRUS) today announced financial results for the first quarter of fiscal year 2006 which ended June 25, 2005.
     The company reported first quarter, fiscal year 2006 revenue of $52.8 million compared with $40.4 million in the prior fiscal quarter ended March 25, 2005. The revenue for the first fiscal quarter included $43.7 million related to its core analog, mixed-signal and embedded product integrated circuits (ICs), an increase of 19 percent over the $36.8 million in revenue related to these core products during the prior quarter. First quarter gross margin was 51.7 percent, compared with 53.1 percent in the prior quarter. The gross margin for its core products was 56.3 percent. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the quarter were $28.0 million, compared with $25.2 million in the prior quarter. Combined R&D and SG&A expense included approximately $5.4 million for video product line related expenses plus $1.1 million for a contingency related to excess leased office space.
     Net income in the first fiscal quarter was $26.0 million, or $0.30 per diluted share. In the prior quarter, the company reported a net income of $2.5 million, or $0.03 per diluted share. The first fiscal quarter included a $24.8 million net gain related to a legal settlement. First fiscal quarter net income also included interest income of $1.1 million, a $388,000 gain on the sale of marketable securities and a $302,000 foreign tax benefit.
     Total cash and marketable securities at the end of the first fiscal quarter were $214.5 million, compared with $179.7 million at the end of the prior fiscal quarter. Inventories were $19.5 million, down 27 percent, or $7.1 million, from the end of the March quarter.
     "We are pleased to have exceeded our financial expectations for the quarter and to have successfully reduced our inventory levels," said David D. French, president and chief executive officer, Cirrus Logic. "We recently introduced our latest low-power stereo codec for applications such as MP3 players, smart phones and digital camcorders, which demonstrates our commitment to drive revenue growth in one of the hottest-growing market segments. We also anticipate that with the increased focus on our core analog and mixed-signal products, Cirrus Logic is already well on its way to achieving consistent revenue growth and profitability."
     On June 30, 2005, Cirrus Logic announced the completion of the sale of its digital video product line assets to Magnum Semiconductor in exchange for a non-controlling interest in that company. First fiscal quarter revenue and expenses for the digital video product line were approximately $9.1 million and $11.8 million, respectively. The sale of the digital video product line assets excluded related inventories of $1.6 million and receivables of $5.0 million.
     "We are encouraged that we have started our fiscal year with strong momentum," said French. "We have an excellent balance sheet with roughly $215 million in cash, no debt and our inventory balances are in line with our expectations. All of these factors help position Cirrus Logic for profitability and growth within its broad, expanding customer base for analog, mixed-signal and embedded products."

     Outlook and Guidance

     "After solid growth of 19 percent within our core analog and mixed-signal product lines in the first fiscal quarter, we are forecasting continued growth in the second quarter," said French. "Nevertheless, I remain somewhat cautious in terms of our outlook recognizing that the industry continues to face challenges."

     Second Quarter FY 06 (ending September 24, 2005):

     -- Sales for our core products are expected to range between $45 million and $47 million;

     -- Sales from video products are estimated at $2 million, as we liquidate the remainder of the inventory in this product category;

     -- Gross margin is anticipated to be between 55 percent and 57 percent for core products

     -- Gross margin for the final liquidation of inventory is expected to be approximately 15 percent;

     -- Combined R&D and SG&A expenses are expected to range between $20 million and $22 million;

     -- The company expects to incur a charge of between $4 million and $5 million as we exit the digital video product line facility in Fremont, California, partially offset by a gain of $1.5 million on the sale of the digital video assets;

     -- Cash generated from core operations is estimated to be $6 million to $8 million with an additional $6 million to $7 million expected to be generated from the sale of the remaining video product inventory to Magnum Semiconductor and the collection of outstanding receivables associated with the video product line.

     Conference Call

     Cirrus Logic management will hold a conference call to discuss these results today, July 20, 2005 at 5:00 p.m. EDT. Those wishing to join should dial 201-689-8044 at approximately 4:50 p.m. EDT. A replay of the call will be available starting one hour after the completion of the call, through Aug. 3, 2005. To access the replay, dial 201-612-7415 (account #: 2445; conference #:
159444). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

     Upcoming Conference

     Cirrus Logic management will be presenting at the Silicon Valley Bank Tech Investors Forum Sept. 7-8, 2005 in San Francisco. Those wishing to listen to the presentation can hear a live and an archived webcast of the event via the company's Web site at www.cirrus.com.

     Cirrus Logic, Inc.

     Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

     Safe Harbor Statement

     Except for historical information contained herein, the matters set forth in this news release, including our estimates of second quarter fiscal year 2006 sales, gross margin, combined research and development and selling, general and administrative expense levels, restructuring and other charges, gain on the sale of the video related assets, and expectations regarding our revenue growth and increased cash position are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the results of any potential and pending litigation matters; the level of orders and shipments during the second quarter of fiscal year 2006, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; the impact of restructuring and other costs, such as work force reductions and facility consolidations; and the risk factors listed in our Form 10-K for the year ended March 26, 2005, and in other filings with the Securities and Exchange Commission. Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. These reclassifications had no effect on the results of operations or stockholders' equity. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

     Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

     Summary financial data follows:


                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)


                                                 Quarter Ended
                                         -----------------------------
                                         Jun. 25,  Mar. 26,  Jun. 26,
                                           2005      2005      2004
                                          --------  --------  --------

Net sales                                $ 52,822  $ 40,415  $ 59,117
Cost of sales                              25,522    18,955    27,444
                                          --------  --------  --------
  Gross Margin                             27,300    21,460    31,673
                                          --------  --------  --------
  Gross Margin Percentage                    51.7%     53.1%     53.6%

Operating expenses:
  Research and development                 13,651    18,270    22,126
  Selling, general and administrative      14,301     6,885    12,295
  Restructuring and other costs                 -       485     1,723
  Litigation settlement, net              (24,758)      242       199
                                          --------  --------  --------
       Total operating expenses             3,194    25,882    36,343
                                          --------  --------  --------
       Total operating expenses as a
        percent of revenue                    6.0%     64.0%     61.5%

Income (loss) from operations              24,106    (4,422)   (4,670)
Operating income (loss) as a percent of
 revenue                                     45.6%   (10.9%)    (7.9%)

Realized gain on marketable equity
 securities                                   388       137       669
Interest income, net                        1,136       962       696
Other income (expense), net                   (19)      116       (66)
                                          --------  --------  --------
Income (loss) before income taxes          25,611    (3,207)   (3,371)
Provision (benefit) for income taxes         (366)   (5,745)       24
                                          --------  --------  --------
Net income (loss)                        $ 25,977  $  2,538  $ (3,395)
                                          ========  ========  ========

Basic income (loss) per share:           $   0.30  $   0.03  $  (0.04)

Diluted income (loss) per share:         $   0.30  $   0.03  $  (0.04)


  Basic weighted average common shares
   outstanding                             85,230    85,124    84,419
  Diluted weighted average common shares
   outstanding                             86,183    86,151    84,419

Prepared in accordance with Generally Accepted Accounting Principles


                          CIRRUS LOGIC, INC.
       NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)
                (not prepared in accordance with GAAP)


                                                Quarter Ended
                                        ------------------------------
                                        Jun. 25,   Mar. 26,  Jun. 26,
                                          2005       2005      2004
                                         --------  ---------  --------

Net sales                               $ 43,693  $  40,415  $ 59,117
Cost of sales                             19,089     18,955    27,444
                                         --------  ---------  --------
  Gross Margin                            24,604     21,460    31,673
                                         --------  ---------  --------
  Gross Margin Percentage                   56.3%      53.1%     53.6%

Operating expenses:
  Research and development                10,667     14,851    18,388
  Selling, general and administrative     10,782      9,850    12,267
  Restructuring and other costs                -          -         -
  Litigation settlement, net                   -          -         -
                                         --------  ---------  --------
       Total operating expenses           21,449     24,701    30,655
                                         --------  ---------  --------
       Total operating expenses as a
        percent of revenue                  49.1%      61.1%     51.9%

Loss from operations                       3,155     (3,241)    1,018
Operating income (loss) as a percent of
 revenue                                     7.2%     (8.0%)      1.7%

Realized gain on marketable equity
 securities                                    -          -         -
Interest income, net                       1,136        962       696
Other income (expense), net                  (19)       116       (66)
                                         --------  ---------  --------
Income (loss) before income taxes and
 loss from discontinued operations         4,272     (2,163)    1,648
Provision (benefit) for income taxes         (64)       258        24
                                         --------  ---------  --------
Net income (loss)                       $  4,336  $  (2,421) $  1,624
                                         ========  =========  ========

Basic and diluted income (loss) per
 share:                                 $   0.05  $   (0.03) $   0.02

Basic and diluted weighted average
 common shares outstanding                85,230     85,124    84,419
Diluted weighted average common shares
 outstanding                              86,183     85,124    86,456

 See notes to Non-GAAP Consolidated Condensed Statement of Operations


                          CIRRUS LOGIC, INC.
    RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
                             (unaudited)
                (in thousands, except per share data)
                (not prepared in accordance with GAAP)


                                                Quarter Ended
                                         ----------------------------
                                         Jun. 25,  Mar. 26,  Jun. 26,
                                           2005      2005      2004
                                          --------  -------  ---------

Net sales (Note 1)                       $  9,129  $     -  $       -
Cost of sales (Note 2)                      6,433        -          -
                                          --------  -------  ---------
  Gross Margin                              2,696        -          -
                                          --------  -------  ---------

Operating expenses:
  Research and development (Note 3)         2,984    3,419      3,738
  Selling, general and administrative
   (Note 4)                                 3,519   (2,965)        28
  Restructuring and other costs (Note 5)        -      485      1,723
  Litigation settlement, net (Note 6)     (24,758)     242        199
                                          --------  -------  ---------
       Total operating expenses           (18,255)   1,181      5,688
                                          --------  -------  ---------

Loss from operations                       20,951   (1,181)    (5,688)

Realized gain on marketable equity
 securities (Note 7)                          388      137        669
Interest income, net                            -        -          -
Other income (expense), net                     -        -          -
                                          --------  -------  ---------
Income (loss) before income taxes and
 loss from discontinued operations         21,339   (1,044)    (5,019)
Benefit for income taxes (Note 8)            (302)  (6,003)         -
                                          --------  -------  ---------
Net income (loss)                        $ 21,641  $ 4,959  $  (5,019)
                                          ========  =======  =========

Basic and diluted income (loss) per
 share:                                  $   0.25  $  0.06  $   (0.06)

Basic and diluted weighted average
 common shares outstanding                 85,230   85,124     84,419
Diluted weighted average common shares
 outstanding                               86,183   85,124     86,456

On July 20, 2005 the Company held a conference call with the public to discuss its first quarter fiscal year 2006 financial results. During that call, the Company made reference to non-GAAP financial measures. The above schedule is provided to comply with SEC Regulation G. This table provides the reconciliation between the Consolidated Condensed Statement of Operations on a GAAP and non-GAAP reporting basis. We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business.

 See notes to Non-GAAP Consolidated Condensed Statement of Operations

   Notes to Non-GAAP Consolidated Condensed Statement of Operations

This non-GAAP presentation reflects the historical financial results adjusted for the following non-recurring or unusual items:

(Note 1) Q1 FY'06 - Non-GAAP net sales exclude $9.6 million in revenue related to the video product line, a product line that was sold on June 30, 2005.

(Note 2) Q1 FY'06 - Non-GAAP cost of sales exclude $6.4 million in product cost related to the video product line, a product line that was sold on June 30, 2005.

(Note 3) Q1 FY'06 - Non-GAAP research and development excludes $2.3 million in video related expenses and $0.7 million related to the amortization of acquired intangibles from our 2002 and 2000 acquisitions. Q4 FY'05 - Non-GAAP research and development excludes $3.4 million related to the amortization of acquired intangibles from our 2002 and 2000 acquisitions. Q1 FY'05 - Non-GAAP research and development excludes $3.8 million related to the amortization of acquisition related intangibles and compensation from our 2002 and 2000 acquisitions.

(Note 4) Q1 FY'06 - Non-GAAP selling, general and administrative expense excludes a $2.5 million in video related expenses and $1.1 million in facility related accruals due to losses on new subleases. Q4 FY'05 - Non-GAAP selling, general and administrative expense excludes a $3.0 million benefit from the expiration of a use tax contingency.

(Note 5) Q4 FY'05 - Non-GAAP restructuring and other costs excludes a $0.5 million expense related to our announced workforce reduction. Q1 FY'05 - Non-GAAP restructuring and other costs excludes a $1.7 million expense related to facilities consolidation charges.

(Note 6) Q1 FY'06 - Non-GAAP litigation settlement, net excludes a $25.0 million benefit from a litigation settlement finalized during the quarter related to Fujitsu, LTD partially offset by $0.2 million in litigation fees related to this settlement. Q4 FY'05 - Non-GAAP litigation settlement, net excludes $0.2 million in legal costs associated with a lawsuit related to a previously exited product line. Q1 FY'05 - Non-GAAP litigation settlement, net excludes $0.2 million in legal costs associated with a lawsuit related to a previously exited product line.

(Note 7) Q1 FY'06 - Non-GAAP realized gain on marketable equity securities excludes a $0.4 million benefit from the proceeds related to the sale of an investment in another publicly traded company. Q4 FY'05 - Non-GAAP realized gain on marketable equity securities excludes a $0.1 million benefit from the proceeds related to the sale of an investment in another publicly traded company. Q1 FY'05 - Non-GAAP realized gain on marketable equity securities excludes a $0.7 million benefit from the net proceeds related to the sale of an investment in another publicly traded company.

(Note 8) Q1 FY'06 - Non-GAAP benefit for income taxes excludes a $0.3 million income tax benefit resulting from the expiration of foreign statute of limitations for the years in which we had previously recorded potential tax liabilities. Q4 FY'05 - Non-GAAP benefit for income taxes excludes a $6.0 million income tax benefit resulting from the expiration of foreign statute of limitations for the years in which we had previously recorded potential tax liabilities.


                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)


                                     Jun. 25,    Mar. 26,   Jun. 26,
                                       2005        2005       2004
                                      ---------  ---------   ---------
ASSETS                              (unaudited)            (unaudited)
Current assets
 Cash and cash equivalents           $  89,938  $  79,235   $ 168,976
 Restricted investments                  7,987      7,898       8,159
 Marketable securities                 100,311     91,559      18,438
 Accounts receivable, net               23,457     18,593      27,927
 Inventories                            19,544     26,649      40,988
 Other current assets                   11,769      6,600       8,597
                                      ---------  ---------   ---------
     Total Current Assets              253,006    230,534     273,085

Long-term marketable securities         16,311      1,021       2,112
Property and equipment, net             15,707     17,572      22,982
Intangibles, net                         4,689     10,786      24,929
Other assets                             3,210      2,897       2,912
                                      ---------  ---------   ---------
  Total Assets                       $ 292,923  $ 262,810   $ 326,020
                                      =========  =========   =========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities
 Accounts payable                    $  14,542  $  10,546   $  32,347
 Accrued salaries and benefits           8,350      8,164      10,027
 Other accrued liabilities              10,824     10,799      18,389
 Deferred income on shipments to
  distributors                           7,435      7,935       5,962
 Income taxes payable                    8,788      9,276      30,124
                                      ---------  ---------   ---------
    Total Current Liabilities           49,939     46,720      96,849

Long-term restructuring accrual          3,526      3,678       7,610
Other long-term obligations              8,541      8,675       9,915

Stockholders' equity:
 Capital stock                         876,763    875,687     873,319
 Accumulated deficit                  (644,820)  (670,797)   (660,804)
 Accumulated other comprehensive
  loss                                  (1,026)    (1,153)       (869)
                                      ---------  ---------   ---------
     Total Stockholders' Equity        230,917    203,737     211,646
                                      ---------  ---------   ---------
        Total Liabilities and
         Stockholders' Equity        $ 292,923  $ 262,810   $ 326,020
                                      =========  =========   =========


 Prepared in accordance with Generally Accepted Accounting Principles


     CONTACT: Cirrus Logic, Inc., Austin
              John Kurtzweil, 512-912-3222
              InvestorRelations@cirrus.com
               or
              Summit IR Group Inc.
              Mary McGowan, 408-404-5401
              Mary@summitirgroup.com